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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Non-Officer Equity Incentive Plan of Inhale Therapeutic Systems, Inc. of our report dated January 22, 1998, with respect to the financial statements of Inhale Therapeutic Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP
                                                      -----------------------
                                                      ERNST & YOUNG LLP


Palo Alto, California
March 18, 1999